EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the New York Stock Exchange.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
6/30/20111	Purchase	$3.7495	2600
7/1/2011	Purchase	3.7500	100
7/5/20112	Purchase	3.6797	10000
7/6/20113	Purchase	3.6884	2427
7/7/20114	Purchase	3.7490	2313
7/8/20115	Purchase	3.7480	9142
7/11/20116	Purchase	3.6523	6500
7/12/20117	Purchase	3.6847	15000
7/13/20118	Purchase	3.6643	30200
7/14/20119	Purchase	3.6544	86847
7/15/201110	Purchase	3.5933	14100
7/18/201111	Purchase	3.5488	10000
7/19/201112	Purchase	3.5494	15000
7/20/201113	Purchase	3.4713	11247
7/21/201114	Purchase	3.5405	44898
7/22/201115	Purchase	3.5008	6041

1 This transaction was executed in multiple trades at prices ranging from $3.74 - 3.75.
2 This transaction was executed in multiple trades at prices ranging from $3.67 - 3.70.
3 This transaction was executed in multiple trades at prices ranging from $3.65 - 3.69.
4 This transaction was executed in multiple trades at prices ranging from $3.73 - 3.75.
5 This transaction was executed in multiple trades at prices ranging from $3.74 - 3.75.
6 This transaction was executed in multiple trades at prices ranging from $3.65 - 3.66.
7 This transaction was executed in multiple trades at prices ranging from $3.66 - 3.70.
8 This transaction was executed in multiple trades at prices ranging from $3.64 - 3.70.
9 This transaction was executed in multiple trades at prices ranging from $3.62 - 3.66.
10 This transaction was executed in multiple trades at prices ranging from $3.57 - 3.60.
11 This transaction was executed in multiple trades at prices ranging from $3.53 - 3.56.
12 This transaction was executed in multiple trades at prices ranging from $3.53 - 3.57.
13 This transaction was executed in multiple trades at prices ranging from $3.46 - 3.49.
14 This transaction was executed in multiple trades at prices ranging from $3.49 - 3.58.
15 This transaction was executed in multiple trades at prices ranging from $3.47 - 3.52.

Date	Type	Price	Shares
7/25/201116	Purchase	$3.3632	12420
7/26/201117	Purchase	3.3896	38800
7/27/201118	Purchase	3.3551	20000
7/28/201119	Purchase	3.3590	26700
8/9/201120	Purchase	1.3516	291000
8/10/201121	Purchase	1.1105	336937
8/11/201122	Purchase	1.5827	264198
8/12/201123	Purchase	1.6974	140273

16 This transaction was executed in multiple trades at prices ranging from $3.34 - 3.40.
17 This transaction was executed in multiple trades at prices ranging from $3.33 - 3.40.
18 This transaction was executed in multiple trades at prices ranging from $3.35 - 3.36.
19 This transaction was executed in multiple trades at prices ranging from $3.34 - 3.36.
20 This transaction was executed in multiple trades at prices ranging from $1.17 - 1.66.
21 This transaction was executed in multiple trades at prices ranging from $1.02 - 1.22.
22 This transaction was executed in multiple trades at prices ranging from $1.15 - 1.75.
23 This transaction was executed in multiple trades at prices ranging from $1.60 - 1.75.